As filed with the Securities and Exchange Commission on December 2, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Holly Energy Partners, L.P.

Holly Energy Finance Corp.*

(Exact Name of the Registrants as Specified in Their Charters)

Delaware Delaware	4610 4610	20-0833098 20-2263311
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (214) 871-3555 (Address, Including Zip Code, and Telephone Number, Including Area Code, of each of the Registrants’ Principal Executive Offices)

Denise C. McWatters

Vice President, General Counsel and Secretary

Holly Energy Partners, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

(214) 871-3555

(Name, Address, Including Zip Code, and

Telephone Number, Including Area Code, of

each of the Registrants’ Agent for Service)

Copy to:

Alan J. Bogdanow

Christopher R. Rowley

Vinson & Elkins L.L.P.

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Primary Offering
Common units representing limited partner interests(1)
Preferred units representing limited partner interests
Debt securities(2)
Guarantees of debt securities(3)
Total Primary Offering	(4)	(6)	$2,000,000,000(8)	$229,200(10)
Secondary Offering
Common units representing limited partner interests	11,097,615(5)	(7)	$590,837,022.60(9)	$67,709.92(11)
Total (Primary and Secondary)			$2,590,837,022.60	$296,909.92

(1)	There are being registered hereunder an indeterminate number of common units of Holly Energy Partners, L.P. (“Holly Energy Partners”) that may be issued upon conversion of preferred units or debt securities registered hereunder. No separate consideration will be received for common units that are issued upon conversion of preferred units or debt securities registered hereunder.
(2)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the dollar amount of any registered securities previously issued.
(3)	Each of the subsidiaries of Holly Energy Partners identified on the following pages may guarantee any series of debt securities issued under this Registration Statement. No separate consideration will be paid in respect of any guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933 (the “Securities Act”), no separate registration fee will be paid with respect to any guarantees of any debt securities registered hereby.
(4)	The amount of securities registered in the primary offering consists of $2,000,000,000 of a presently indeterminate number or amount of common units of Holly Energy Partners, preferred units of Holly Energy Partners, debt securities of Holly Energy Partners, which may be co-issued by its subsidiary, Holly Energy Finance Corp., and guarantees of such debt securities as set forth in Note 3 above.
(5)	Pursuant to Rule 416(a) under the Securities Act, the number of common units being registered on behalf of the selling unitholders shall be adjusted to include any additional common units that may become issuable as a result of any distribution, split, combination or similar transaction.
(6)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered in the primary offering is not specified pursuant to General Instruction II.D. of Form S-3.
(7)	With respect to the secondary offering, the proposed maximum offering price per common unit will be determined from time to time in connection with, and at the time of, the sale by the selling unitholder.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $2,000,000,000.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices of the common units on December 1, 2011, as reported on the New York Stock Exchange.
(10)	Calculated in accordance with Rule 457(o) under the Securities Act.
(11)	Calculated in accordance with Rule 457(c) under the Securities Act.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Additional Registrants are identified on the following pages.

ADDITIONAL REGISTRANTS

The additional Registrants listed below are subsidiaries of Holly Energy Partners and may guarantee the debt securities registered hereby.

HEP Logistics GP, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0504692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Holly Energy Partners — Operating, L.P.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0504696
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Pipeline GP, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	72-1583767
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Refining GP, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968297
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Mountain Home, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968300
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Pipeline, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968296
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Refining, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968299
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Woods Cross, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	72-1583768
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Navajo Southern, L.P.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	57-1207829
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Pipeline Assets, Limited Partnership

(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0512050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Refining Assets, L.P.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0512052
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Fin-Tex/Trust-River, L.P.

(Exact Name of Registrant As Specified In Its Charter)

Texas	20-2161011
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP SLC, LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	27-0385778
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

HEP Tulsa LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	27-0497982
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Holly Energy Storage — Lovington LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	27-2245181
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Holly Energy Storage — Tulsa LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	27-2245138
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Lovington-Artesia L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	26-1583770
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Roadrunner Pipeline, LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	26-2758381
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Cheyenne Logistics LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	45-3541447
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

El Dorado Logistics LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	45-3541520
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

(1)	The address, telephone number and primary standard industrial classification code number of each additional registrant is the same as Holly Energy Partners. Except for HEP Fin-Tex/Trust-River, L.P.’s agent for service, the name, address and telephone number for the agent for service for each additional registrant is the same as Holly Energy Partners’ agent for service. The name, address and telephone number for HEP Fin-Tex/Trust-River, L.P.’s agent for service is The Corporate Trust Company, 350 North St. Paul Street, Suite 2900, Dallas, Texas 75201, (214) 979-1172.

The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2011

PROSPECTUS

Holly Energy Partners, L.P.

Holly Energy Finance Corp.

COMMON UNITS

PREFERRED UNITS

DEBT SECURITIES

GUARANTEES

We may from time to time, in one or more offerings, offer and sell (i) common units representing limited partner interests in Holly Energy Partners, L.P. (“common units”); (ii) preferred units representing limited partner interests in Holly Energy Partners, L.P. (“preferred units”); and (iii) debt securities of Holly Energy Partners, L.P., which may be co-issued by Holly Energy Finance Corp. and may be guaranteed by certain other subsidiaries of Holly Energy Partners, L.P. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $2,000,000,000.

The selling unitholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to 11,097,615 common units. We will not receive any proceeds from the sale of these common units by the selling unitholders. The selling unitholders, as affiliates of ours, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”), and, as a result, may be deemed to be offering securities, indirectly, on our behalf. For a more detailed discussion of the selling unitholders, please read “Selling Unitholders.”

We or the selling unitholders may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus provides you with only a general description of these securities and the manner in which we or the selling unitholders will offer these securities. The specific terms of any securities that we or the selling unitholders offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common units are listed on the New York Stock Exchange under the trading symbol “HEP.” We will provide information in the prospectus supplement for the expected trading market, if any, for any preferred units or debt securities that we offer.

Limited partnerships are inherently different from corporations, and investing in our securities involves risk. Before you make an investment in our securities, you should read “Risk Factors” beginning on page 5 and carefully read and consider the risk factors incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

“Our,” “we,” “us” and “Holly Energy Partners” as used in this prospectus refer to Holly Energy Partners, L.P. or to Holly Energy Partners, L.P. and its subsidiaries collectively, including its subsidiary Holly Energy Finance Corp., as the context requires. References in this prospectus to our “general partner” refer to HEP Logistics Holdings, L.P. and/or Holly Logistic Services, L.L.C., the general partner HEP Logistics Holdings, L.P., as appropriate.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time up to $2,000,000,000 of our securities. In addition, the selling unitholders may offer and sell from time to time offer and sell up to 11,097,615 of our common units.

This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us or the selling unitholders. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Because the selling unitholders may be deemed to be “underwriters” under the Securities Act, each time a selling unitholder sells any common units offered by this prospectus, such selling unitholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the Commission. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Commission (File No. 001-32225). Our SEC filings are available to the public through the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy any document we file with the Commission at the Commission’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information about its public reference room and its copy charges. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We make available free of charge on our Internet website at http://www.hollyenergypartners.com all of the documents that we file with the Commission as soon as reasonably practicable after we electronically file those documents with the Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the Commission.

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DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to the documents we file with it. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede information in this prospectus and information previously filed with the Commission. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Commission after the date of this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the Commission):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 16, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on April 29, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed on August 2, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on October 20, 2011;

•

the Current Reports on Form 8-K filed on January 6, 2011, February 18, 2011, March 31, 2011, May 3, 2011, June 30, 2011, September 1, 2011, October 19, 2011, November 10, 2011 and December 2, 2011; and

•

the description of our common units contained in our Registration Statement on Form 8-A, filed on June 21, 2004, and any subsequent amendment thereto filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

Holly Energy Partners, L.P.

Attn: Chief Financial Officer

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Telephone number: (214) 871-3555

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and some of the documents we incorporate by reference contain various “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein or therein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. These forward-looking statements are based on our beliefs and assumptions and those of our general partner, using currently available information and expectations as of the date on which such statements were made, are not guarantees of

ii

future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored or throughput in our terminals;

•	the economic viability of HollyFrontier Corporation (“HollyFrontier”), Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to successfully purchase and integrate additional operations in the future;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Commission.

Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. You should not put undue reliance on any forward-looking statements. Please read “Risk Factors” on page 5 of this prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2010. The forward-looking statements speak only as of the date made and, other than as required by securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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WHO WE ARE

General

We are a Delaware limited partnership engaged principally in the business of operating a system of refined product, intermediate product and crude oil pipelines, storage tanks, distribution terminals and loading rack assets in west Texas, New Mexico, Utah, Oklahoma, Wyoming, Kansas, Colorado, Arizona, Idaho, and Washington. We generate revenues by charging tariffs for transporting petroleum products and crude oil through our pipelines and by charging fees for terminalling and storing refined products and other hydrocarbons and providing other services. We do not take ownership of products that we transport, terminal or store, and therefore, we are not directly exposed to changes in commodity prices. We serve refineries of HollyFrontier in New Mexico, Utah, Oklahoma, Wyoming and Kansas under several long-term pipeline, terminal, tankage and loading rack throughput agreements that have expiration dates ranging from 2019 to 2026. We also serve the refinery owned by Alon USA, Inc (“Alon”) in Big Spring, Texas under a pipelines and terminals agreement that expires in 2020. The substantial majority of our business is devoted to providing transportation, storage and terminalling services to HollyFrontier. HollyFrontier currently controls our general partner and owns a 44% interest in us. We operate our business as one business segment. Our assets include:

•	Pipelines:

•

approximately 820 miles of refined product pipelines, including 340 miles of leased pipelines, that transport gasoline, diesel and jet fuel principally from HollyFrontier’s Navajo Refinery in New Mexico to its customers in the metropolitan and rural areas of Texas, New Mexico, Arizona, Colorado, Utah and northern Mexico;

•	approximately 510 miles of refined product pipelines that transport refined products from Alon’s Big Spring Refinery in Texas to its customers in Texas and Oklahoma;

•

three 65-mile pipelines that transport intermediate feedstocks and crude oil from HollyFrontier’s Navajo Refinery crude oil distillation and vacuum facilities in Lovington, New Mexico to its petroleum refinery facilities in Artesia, New Mexico;

•	approximately 960 miles of crude oil trunk, gathering and connection pipelines located in west Texas, New Mexico and Oklahoma that deliver crude oil to HollyFrontier’s Navajo Refinery;

•	approximately 10 miles of crude oil and refined product pipelines that support HollyFrontier’s Woods Cross Refinery near Salt Lake City, Utah;

•	gasoline and diesel connecting pipelines located at the east complex of HollyFrontier’s Tulsa Refinery;

•	four intermediate product pipelines between the east and west complexes of HollyFrontier Corporation’s Tulsa Refinery;

•	crude receiving assets located at HollyFrontier’s Cheyenne Refinery; and

•

a 25% interest in the joint venture that owns and operates the Salt Lake City Pipeline, a 95 mile intrastate crude oil pipeline system which transports crude oil into the Salt Lake City, Utah area from the Utah terminus of the Frontier Pipeline, as well as crude oil flowing from Wyoming and Utah via Plains All American Pipeline, L.P.’s Rocky Mountain Pipeline.

•	Refined Product Terminals and Refinery Tankage:

•

four refined product terminals, located in El Paso, Texas; Moriarty and Bloomfield, New Mexico; and Tucson, Arizona, with an aggregate capacity of approximately 1.0 million barrels, that are integrated with our refined product pipeline system that serves HollyFrontier’s Navajo Refinery;

•

three refined product terminals (two of which are 50% owned), located in Burley and Boise, Idaho and Spokane, Washington, with an aggregate capacity of approximately 500,000 barrels, that serve third-party common carrier pipelines;

•	one refined product terminal near Mountain Home, Idaho with a capacity of 120,000 barrels, that serves a nearby United States Air Force Base;

•

two refined product terminals, located in Wichita Falls and Abilene, Texas, and one tank farm in Orla, Texas with aggregate capacity of 480,000 barrels, that are integrated with our refined product pipelines that serve Alon’s Big Spring Refinery;

•

a refined product truck loading rack facility at each of HollyFrontier’s Navajo, Woods Cross, Cheyenne and El Dorado Refineries, an asphalt truck loading rack facility at the Navajo refinery in Lovington, New Mexico, refined product and lube oil rail loading racks and a lube oil truck loading rack at the west complex of HollyFrontier’s Tulsa Refinery and a refined product, asphalt and liquefied petroleum gas truck loading rack, a truck unloading rack and a rail loading rack at the east complex of HollyFrontier’s Tulsa Refinery;

•	a leased jet fuel terminal in Roswell, New Mexico;

•

on-site crude oil tankage at HollyFrontier’s Navajo and Woods Cross Refineries having an aggregate storage capacity of approximately 600,000 barrels and on-site crude oil tankage at HollyFrontier’s Cheyenne Refinery having an aggregate storage capacity of approximately 266,000 barrels;

•

on-site refined and intermediate product tankage at HollyFrontier’s Tulsa Refinery, El Dorado Refinery and Cheyenne Refinery having aggregate storage capacities of approximately 3.4 million barrels, approximately 3.7 million barrels and approximately 1.6 million barrels, respectively;

•	propane loading spots at HollyFrontier’s Cheyenne and El Dorado Refineries; and

•	four crude oil LACTS units located at HollyFrontier’s Cheyenne Refinery.

Recent Developments

On November 9, 2011, we acquired certain pipeline, tankage, loading rack and crude receiving assets located at HollyFrontier’s El Dorado and Cheyenne refineries for $340 million. The purchase consideration consisted of promissory notes with an aggregate principal amount of $150 million and the issuance of 3,807,615 of our common units having a market value of $190 million, based upon the volume weighted average price of our common units for the ten trading days prior to the announcement of the transaction, to two wholly-owned subsidiaries of HollyFrontier. In connection with this transaction, we entered into 15-year throughput agreements that we believe will initially result in $47 million of annual revenues to us. HollyFrontier controls our general partner. Since we are under common control of HollyFrontier, our basis in the acquired assets will equal HollyFrontier’s historical cost which is currently estimated to be $252 million (inclusive of estimated goodwill of $152 million). The final determination of the basis in the acquired assets is subject to change pending completion of the final purchase price allocations performed as part of Holly Corporation’s recent merger with Frontier Oil Corporation.

Partnership Structure and Management

As is common with publicly traded limited partnerships and in order to maximize operational flexibility, we conduct our operations through subsidiaries. We have three direct subsidiaries: Holly Energy Finance Corp., a Delaware corporation (“Holly Energy Finance”), Holly Energy Partners — Operating, L.P., a limited partnership that conducts all of our operations through itself and its subsidiaries, and HEP Logistics GP, L.L.C., its general partner. Holly Energy Finance was organized for the sole purpose of co-issuing certain of our debt securities, does not have any operations of any kind, and does not generate any revenue other than as may be incidental to its activities as a co-issuer of any of our debt securities.

Holly Logistic Services, L.L.C., as the general partner of HEP Logistics Holdings, L.P., our general partner, manages our operations and activities. Neither our general partner nor the board of directors of Holly Logistic Services, L.L.C. are elected by our unitholders. Unlike shareholders in a publicly traded corporation, our unitholders are not entitled to elect the directors of Holly Logistic Services, L.L.C.

The address and phone number of our principal executive offices is 2828 N. Harwood, Suite 1300, Dallas, Texas 75201; telephone number (214) 871-3555. Our website is located at http://www.hollyenergypartners.com. Information on our website or any other website, is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the Commission.

THE SUBSIDIARY GUARANTORS

Throughout this prospectus, we refer to each of the following subsidiaries of Holly Energy Partners as the “Subsidiary Guarantors”: HEP Logistics GP, L.L.C., Holly Energy Partners — Operating, L.P., HEP Pipeline GP, L.L.C., HEP Refining GP, L.L.C., HEP Mountain Home, L.L.C., HEP Pipeline, L.L.C., HEP Refining, L.L.C., HEP Woods Cross, L.L.C., HEP Navajo Southern, L.P., HEP Pipeline Assets, Limited Partnership, HEP Refining Assets, L.P., HEP Fin-Tex/Trust-River, L.P., HEP SLC, LLC, HEP Tulsa LLC, Holly Energy Storage — Lovington LLC, Holly Energy Storage — Tulsa LLC, Lovington-Artesia L.L.C., Roadrunner Pipeline, LLC, Cheyenne Logistics LLC and El Dorado Logistics LLC. Each of the Subsidiary Guarantors may jointly and severally and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the foregoing documents and the other information included in, or incorporated by reference into, this prospectus. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, we may be unable to pay distributions to our unitholders, or to pay interest on, or the principal of, any debt securities. In that event, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from any sale of securities described in this prospectus for general partnership purposes, which may include, among other things, funding acquisitions of assets or businesses, working capital, capital expenditures, investments in subsidiaries, the repayment or retirement of existing debt and/or the repurchase of common units or other securities. The prospectus supplement for any particular offering of securities using this prospectus will disclose the actual use of the net proceeds from the sale of such securities. The exact amounts to be used and when the net proceeds will be applied to partnership purposes will depend on a number of factors, including our funding requirements and the availability of alternative funding sources.

We will not receive any of the proceeds from the sale of common units by the selling unitholders.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income tax expense before deducting fixed charges. Fixed charges include interest and 30% of the total operating lease rental expense, which is the portion deemed to be interest. Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended September 30,	Years Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	2.78	2.61	2.88	1.84	3.32	2.62

Because we have no preferred units issued (and have not had any issued during the fiscal years or periods shown below), we have not presented a ratio of earnings to combined fixed charges and preferred distributions.

DESCRIPTION OF DEBT SECURITIES

Holly Energy Partners may issue debt securities in one or more series, and Holly Energy Finance may be a co-issuer of one or more series of such debt securities. When used in this section, references to “we,” “us” and “our” refer to Holly Energy Partners and, if Holly Energy Finance co-issues any debt securities, Holly Energy Finance. References to an “Indenture” refer to the particular Indenture under which we issue a series of debt securities.

The following description sets forth the general terms and provisions that will apply to any of our debt securities. Each prospectus supplement will state the particular terms that will apply to any debt securities included in the supplement.

General

The Indentures

We will issue our debt securities under either a Senior Indenture or a Subordinated Indenture, among us, a trustee that we will name in the related prospectus supplement and, as applicable, any Subsidiary Guarantors. The term “Trustee” as used in this prospectus shall refer to the trustee under any Indenture. Any debt securities will be governed by the applicable provisions of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. We, the Trustee and, as applicable, the Subsidiary Guarantors, may enter into supplements to the applicable Indenture from time to time. The debt securities will be either senior debt securities or subordinated debt securities.

Neither Indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of Senior Indenture and Subordinated Indenture filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of our debt securities.

The Debt Securities

Any series of debt securities that we issue:

•	will be the general obligations of Holly Energy Partners and Holly Energy Finance, if Holly Energy Finance co-issues such debt securities;

•	will be general obligations of the Subsidiary Guarantors, if guaranteed by them; and

•	may be subordinated to our Senior Indebtedness and that of any Subsidiary Guarantors.

The Indenture does not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

Specific Terms of Each Series of Debt Securities to be Described in the Prospectus Supplement

We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner’s general partner, accompanied by the officers’ certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	whether the debt securities are senior or subordinated debt securities;

•	the currency or currencies in which principal and interest will be paid, if not in U.S. dollars;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate or rates which the debt securities will bear, or by which the debt securities will accrete in value, and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are (i) to be co-issued by Holly Energy Finance and (ii) entitled to the benefits of any guarantees by the Subsidiary Guarantors;

•	whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•	any changes to or additional events of default or covenants;

•	any changes to the defeasance or discharge provisions of the Indenture;

•	the subordination, if any, of the debt securities and any changes to the subordination provisions of the Subordinated Indenture; and

•	any other terms of the debt securities.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement also will describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including, without limitation, those relating to:

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which payments of interest may be made in kind in lieu of, or in addition to, cash;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make cash interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

The Subsidiary Guarantees

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by any of the Subsidiary Guarantors. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series, or satisfy and discharge the Indenture with respect to that series, as described below under “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

•

automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the Trustee, upon the discharge or release of all guarantees by the Subsidiary Guarantor of any debt of ours under any credit facility, except discharge or release by or as a result of payment under such guarantee.

If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to our Senior Indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our Senior Indebtedness. See “—Subordination.”

Specific Covenants

The prospectus supplement applicable to any particular series of debt securities will contain a description of the important financial and other covenants that apply to us and our subsidiaries that are added to the Indenture specifically for the benefit of holders of a particular series.

The Indenture will contain the following covenants for the benefit of the holders of all series of debt securities:

Reports

So long as any debt securities are outstanding, we will:

•

for as long as we are required to file information with the Commission pursuant to the Exchange Act, file with the Trustee, within 30 days after we file the same with the Commission, copies of the annual reports and of the information, documents and other reports which we are required to file with the Commission pursuant to the Exchange Act;

•

if we are not required to file information with the Commission pursuant to the Exchange Act, file with the Trustee, within 30 days after we would have been required to file the same with the Commission, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the Commission had we been subject to the reporting requirements of the Exchange Act; and

•

if we are required to furnish annual or quarterly reports to our unitholders pursuant to the Exchange Act, file with the Trustee and mail to the holders any annual report or other reports sent to unitholders generally.

The availability to the public of the foregoing materials on the Commission’s website or on our website shall be deemed to satisfy the foregoing delivery obligations.

Merger, Consolidation or Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate with or sell, lease, convey or otherwise dispose of all or substantially all of our assets to, or merge with or into, any partnership, limited liability company or corporation if:

•

the entity surviving any such consolidation or merger or to which such assets shall have been transferred (the “successor”) is us or the successor is a domestic partnership, limited liability company or corporation and expressly assumes all of our obligations and liabilities under the Indenture and the debt securities; provided that Holly Energy Finance may not consolidate with or merge into any entity other than a domestic corporation so long as we are not a corporation;

•	immediately after giving effect to the transaction, no default or Event of Default (as defined below) has occurred and is continuing;

•	if we are not the continuing entity, then any Subsidiary Guarantor has confirmed that its guarantee will continue to apply to the debt securities; and

•	we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition complies with the Indenture.

The successor will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. Thereafter, the successor may exercise the rights and powers of us under the Indenture, in our name or in its own name. If we dispose of all or substantially all of our assets, we will be released from all liabilities and obligations under the Indenture and under the debt securities except that no such release will occur in the case of a lease of all or substantially all of our assets.

Events of Default, Remedies and Default

Events of Default

Each of the following events will be an “Event of Default” under the Indenture with respect to a series of debt securities, except as set forth in any prospectus supplement:

•	default in any payment of interest on any debt securities of that series when due that continues for 60 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•

failure by us or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, by such Subsidiary Guarantor, for 60 days (or 180 days in the case of a failure to deliver to the Trustee the reports described under “—Specific Covenants—Reports” above) after written notice to comply with any of the other agreements contained in the Indenture, any supplement to the Indenture or any board resolution authorizing the issuance of that series;

•

certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, of any such Subsidiary Guarantor that is a Significant Subsidiary Guarantor (as defined below) or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary Guarantor; or

•	if the series of debt securities is guaranteed by any Subsidiary Guarantor:

•	any of the guarantees ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	any of the guarantees is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

A “Significant Subsidiary Guarantor” means any Subsidiary Guarantor that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

Exercise of Remedies

If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if the series of debt securities is guaranteed by any Subsidiary Guarantor, any such Subsidiary Guarantor, of the default and such default is not cured within 60 days (or 180 days in the case of a failure to deliver to the Trustee the reports described under “—Specific Covenants—Reports” above) after receipt of notice.

If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due, unless:

•	such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•	such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•

the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the Indenture;

•	the Trustee determines is unduly prejudicial to the rights of any other holder;

•	would involve the Trustee in personal liability.

Notice of an Event of Default

Within 30 days after the occurrence of any default (meaning an event that is, or after the notice or passage of time would be, an Event of Default) or Event of Default, we are required to give written notice to the Trustee and indicate the status of the default or Event of Default and what action we are taking or propose to take to cure it. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

If a default occurs and is continuing, the Trustee must mail to each holder a notice of the default by the later of 90 days after the default occurs or 30 days after the Trustee knows of the default. Except in the case of a default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

Without the consent of any holder of debt securities affected, we, the Trustee and any Subsidiary Guarantors, as applicable, may amend or supplement the Indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•	provide for the assumption by a successor of our obligations under the Indenture;

•	add any Subsidiary Guarantor with respect to the debt securities;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantor;

•	make any change that does not adversely affect the interests of any holder;

•	add or appoint a successor or separate Trustee;

•	comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; or

•	establish the form or terms of debt securities of any series to be issued under the Indenture.

In addition, we, the Trustee and any Subsidiary Guarantors, may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under such Indenture consent to it. We, the Trustee and any Subsidiary Guarantors, as applicable, may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	in the case of any subordinated debt securities, make any changes to the subordination provisions that adversely affects any holder of such securities;

•	release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

•	make any change in the amendment provisions which require each holder’s consent;

•	make any change in the waiver provisions; or

•	except as provided in the Indenture, release any Subsidiary Guarantor or modify the guarantee of any Subsidiary Guarantor in any manner adverse to the holders.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of any holders becomes effective, we are required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

•	compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the Indenture; and

•	any past default or Event of Default under the Indenture;

•	except that such majority of holders may not waive a default:

•	in the payment of principal, premium or interest; or

•	in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Defeasance and Discharge

At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate our obligations:

•	relating to the defeasance trust;

•	to register the transfer or exchange of the debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities; or

•	to maintain a registrar and paying agent in respect of the debt securities.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under:

•	covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement;

•	the bankruptcy provisions with respect to any Significant Subsidiary Guarantor or group of Subsidiary Guarantors that, taken together, constitute a Significant Subsidiary Guarantor; and

•

the guarantee provision described under “—Events of Default, Remedies and Notices—Events of Default” above with respect to a series of debt securities, if applicable, and any Events of Default that is added specifically for such series and described in a prospectus supplement.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect to that series specified in the fourth, fifth (with respect only to a Subsidiary Guarantor (if any)) or sixth bullet points under ““—Events of Default, Remedies and Notices—Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•

deliver to the Trustee of an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

If we exercise either our legal defeasance option or our covenant defeasance option, any guarantee by a Subsidiary Guarantor will terminate with respect to the defeased series of debt securities.

In addition, we may satisfy and discharge all our obligations under the Indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

•	deliver all outstanding debt securities of such series to the Trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability of Directors, Officers, Employees and Unitholders

No past, present or future director, officer, partner, member, employee, incorporator, manager or unitholder or other owner of any equity interest in us, our general partner or any Subsidiary Guarantors, as applicable, will have any liability for any obligations of us or any Subsidiary Guarantors under any debt securities, any Indenture, any guarantee of any debt securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of any debt security accepting such debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of any debt securities and any guarantee. The waiver may not be effective to waive liabilities under the federal securities laws.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, any Subsidiary Guarantors) for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the subordinated debt securities (or, if the series is guaranteed, the guarantee of any Subsidiary Guarantor), or to other obligations which are pari passu with or subordinated to the subordinated debt securities (or, if the series is guaranteed, the guarantee of any Subsidiary Guarantor). Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of ours or, if applicable, any Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of any subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors:

•	upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance or discharge of the subordinated debt securities; or

•

repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the Trustee in satisfaction of our sinking fund obligation, unless, in any case,

•	the default has been cured or waived and any declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the Trustee receive written notice approving the payment from the representative of each issue of “Designated Senior Indebtedness.”

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $100 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Book-Entry System

We may issue debt securities of a series in the form of one or more global certificates, each of which we refer to as a global security, registered in the name of a depositary or a nominee of a depositary. We expect that The Depository Trust Company, New York, New York, (“DTC”), will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds and provides asset servicing for securities that its participants (known as direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•

Access to the DTC system is also available to others, known as indirect participants, such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC participants are on file with the Commission.

Any purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate of that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that participant or those participants has or have given the direction. However, in certain circumstances, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to its participants.

To facilitate subsequent transfers of ownership interests in the debt securities, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by, direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in the listing attached to the omnibus proxy).

All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us, the Trustee or any Subsidiary Guarantor, as applicable, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the Trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

Neither we, the Trustee nor any Subsidiary Guarantor, as applicable, will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee, any other depositary or its nominee, or any participant with respect to any ownership interest in any debt securities, or payments to, or the providing of notice to participants or beneficial owners.

The Trustee

We may appoint a separate trustee for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

The Indenture and any series of debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OUR COMMON UNITS AND PREFERRED UNITS

Common Units

Our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of our common units and our general partner in and to cash distributions, please carefully review this section and the section titled “How We Make Cash Distributions” in this prospectus.

Our outstanding common units are listed on the New York Stock Exchange (the “NYSE”) under the symbol “HEP.” Any additional common units we issue will also be listed on the NYSE.

The transfer agent and registrar for our common units is American Stock Transfer & Trust Company.

Number of Units

As of November 9, 2011, we have 25,886,124 common units outstanding.

Status as Limited Partner or Assignee

Except as described below under “—Limited Liability,” our common units will be fully paid, and unitholders will not be required to make additional capital contributions to us.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units plus his share of any undistributed profits and assets. If it were determined, however, that the right of, or exercise of the right by, the limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware to the same extent as our general partner. This liability would additionally extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for such a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership.

For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

We conduct business in seven states. We may conduct business in other states in the future. Maintenance of our limited liability as a limited partner of our operating partnership may require compliance with legal requirements in the jurisdictions in which our operating partnership conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If, by virtue of our limited partner interest in our operating partnership or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right of, or exercise of the right by, the limited partners as a group, to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

Our general partner manages and operates us. Unlike the holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Our unitholders did not elect our general partner or the board of directors of our general partner’s general partner and have no right to elect our general partner or the board of directors of our general partner’s general partner on an annual or other continuing basis. The board of directors of our general partner’s general partner is chosen by the members of our general partner’s general partner. Furthermore, if unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. As a result of these limitations, the price at which the common units trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

The vote of the holders of at least 66 2/3% of all outstanding units voting together as a single class is required to remove the general partner. Our unitholders will be unable to remove the general partner without its consent because the general partner and its affiliates own sufficient units to prevent its removal. Our unitholders’ voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees, and persons who acquired such units with the prior approval of the board of directors of the general partner’s general partner, cannot vote on any matter. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

In voting its common units, the general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

Our unitholders will not have voting rights except with respect to the following matters which require the unitholder vote specified below:

Issuance of additional units	No approval required.

Amendment of the partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a majority of the outstanding units.

Merger of our partnership or the sale of all or substantially all of our assets	Approval of a majority of the outstanding units.

Amendment of the partnership agreement of our operating partnership and other action taken by us as a limited partner of the operating partnership	Approval of a majority of the outstanding units if such amendment or other action would adversely affect our limited partners (or any particular class of limited partners) in any material respect.

Dissolution of our partnership	Approval of a majority of the outstanding units.

Reconstitution of our partnership upon dissolution	Approval of a majority of the outstanding units.

Withdrawal of the general partner	Under most circumstances, the approval of a majority of our common units, excluding our common units held by the general partner and its affiliates, is required for the withdrawal of the general partner prior to June 30, 2014 in a manner which would cause a dissolution of our partnership.

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates.

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of our common units, excluding our common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2014.

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of the general partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to such person, the approval of a majority of our common units, excluding our common units held by our general partner and its affiliates, voting separately as a class, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to June 30, 2014.

Transfer of ownership interests in the general partner	No approval required at any time.

Transfer of Common Units

The purchase of any of our common units offered by this prospectus and any prospectus supplement is accomplished through the completion, execution and delivery of a transfer application. Additionally, any later transfers of our common units will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application. By executing and delivering a transfer application, a purchaser or transferee of our common units:

•	becomes the record holder of our common units and is an assignee until admitted into our partnership as a substituted limited partner;

•	automatically requests admission as a substituted limited partner in our partnership;

•	agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

•	represents that such transferee has the capacity, power and authority to enter into the partnership agreement;

•	grants powers of attorney to officers of our general partner and any liquidator of us as specified in the partnership agreement; and

•	gives the consents and approvals contained in our partnership agreement.

An assignee will become a substituted limited partner of our partnership for the transferred common units upon admission by our general partner and the recording of the name of the assignee on our books and records. Our general partner intends to admit assignees as substituted limited partners on a quarterly basis.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of our common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common unit to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

Thus, a purchaser or transferee of our common units who does not execute and deliver a transfer application:

•

will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application; and may not receive some federal income tax information or reports furnished to record holders of our common units.

The transferor of our common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent. Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Reports and Records

As soon as practicable, but in no event later than 120 days after the close of each fiscal year, our general partner will furnish or make available to each unitholder of record (as of a record date selected by our general partner) an annual report containing our audited financial statements and a report on those financial statements by our independent public accountants. These financial statements will be prepared in accordance with generally accepted accounting principles. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will also furnish each unitholder of record with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

A limited partner can, for a purpose reasonably related to the limited partner’s interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•

information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, our certificate of limited partnership, amendments to either of them and powers of attorney which have been executed under our partnership agreement;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which our general partner believes in good faith is not in our best interest or which we are required by law or by agreements with third parties to keep confidential.

Preferred Units

Except as set forth below, our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner in its sole discretion without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, have special voting rights to which our common units are not entitled. As of the date of this prospectus, we have no preferred units outstanding.

Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including the following:

•	the designation, stated value and liquidation preference of the preferred units and the number of preferred units offered;

•	the initial public offering price at which the preferred units will be issued;

•	the conversion or exchange provisions of the preferred units;

•	any redemption or sinking fund provisions of the preferred units;

•	the distribution rights of the preferred units, if any;

•	a discussion of material federal income tax considerations, if any, regarding the preferred units; and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred units.

HOW WE MAKE CASH DISTRIBUTIONS

We have not issued any preferred units and the discussion below assumes that no preferred units are outstanding. A description of the material terms of our cash distribution policy as it applies to any preferred units will be set forth in the prospectus supplement relating to the offering of such preferred units.

Distributions of Available Cash

General

Our partnership agreement provides that we will distribute all of our available cash to unitholders of record on the applicable record date within 45 days after the end of each quarter.

Definition of Available Cash

Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments, or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

•

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We distribute available cash from operating surplus differently than available cash from capital surplus.

Definition of Operating Surplus

Operating surplus for any period generally means:

•	our cash balance on the closing date of our initial public offering, which was $12.1 million; plus

•	$10.0 million (as described below); plus

•

all of our cash receipts after the closing of our initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

•

all of our operating expenditures after the closing of our initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures.

Definition of Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of cash in excess of our cumulative operating surplus. Generally, capital surplus will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•

sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

Characterization of Cash Distributions

We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $10.0 million in addition to our cash balance on July 13, 2004, the closing date of our initial public offering, cash receipts from our operations and cash from working capital borrowings. This amount does not reflect actual cash on hand at closing that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to $10.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and long-term borrowings, that would otherwise be distributed as capital surplus.

Distributions of Available Cash from Operating Surplus

We make distributions of available cash from operating surplus for any quarter in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% the general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	Thereafter, in the manner described in “—Incentive Distribution Rights” below.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

If for any quarter we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the general partner, until each unitholder receives a total of $0.55 per unit for that quarter (the “first target distribution”);

•	Second, 85% to all unitholders, pro rata, and 15% to the general partner, until each unitholder receives a total of $0.625 per unit for that quarter (the “second target distribution”);

•	Third, 75% to all unitholders, pro rata, and 25% to the general partner, until each unitholder receives a total of $0.75 per unit for that quarter (the “third target distribution”); and

•	Thereafter, 50% to all unitholders, pro rata, and 50% to the general partner.

The percentage interests set forth above for our general partner include its 2% general partner interest and assume the general partner has not transferred its incentive distribution rights.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of the additional available cash from operating surplus between the unitholders and our general partner up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and the general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 2% general partner interest and assume the general partner has not transferred its incentive distribution rights.

	Total Quarterly Distribution	Marginal Percentage Interest in Distributions
	Target Amount	Unitholders	General Partner
Minimum Quarterly Distribution	$0.50	98%	2%
First Target Distribution	up to $0.55	98%	2%
Second Target Distribution	above $0.55 up to $0.625	85%	15%
Third Target Distribution	above $0.625 up to $0.75	75%	25%
Thereafter	above $0.75	50%	50%

Distributions from Capital Surplus

How Distributions from Capital Surplus Are Made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•

First, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to the public offering price from our initial public offering; and

•	Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

Effect of a Distribution from Capital Surplus

The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels are reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions.

Once we distribute capital surplus on a unit equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, with 50% being paid to the holders of units and 50% to the general partner. The percentage interests shown for our general partner include its 2% general partner interest and assume the general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	target distribution levels;

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus the general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash upon Liquidation

General

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of the general partner.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in the partnership agreement. We will allocate any gain to the partners in the following manner:

•	First, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•

Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•

Third, 98% to all unitholders, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to the general partner, for each quarter of our existence;

•

Fourth, 85% to all unitholders, pro rata, and 15% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to the general partner for each quarter of our existence;

•

Fifth, 75% to all unitholders, pro rata, and 25% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to the general partner for each quarter of our existence; and

•	Thereafter, 50% to all unitholders, pro rata, and 50% to the general partner.

The percentage interests set forth above for our general partner include its 2% general partner interest and assume the general partner has not transferred the incentive distribution rights.

Manner of Adjustments for Losses

We will generally allocate any loss to the general partner and the unitholders in the following manner:

•

First, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to the general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	Thereafter, 100% to the general partner.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. Our amended and restated partnership agreement, as amended, has been filed with the Commission. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:

•	distributions of our available cash are described under “How We Make Cash Distributions;”

•	allocations of taxable income and other matters are described under “Material U.S. Federal Tax Consequences;”

•	rights of holders of our common units are described under “Description of Our Common Units;” and

•	fiduciary duties of our general partner are described under “Conflicts of Interest and Fiduciary Duties.”

Purpose

Our purpose under our partnership agreement is to serve as the limited partner of our operating partnership and to engage in any business activities that may be engaged in by our operating partnership or that are approved by our general partner. The partnership agreement of our operating partnership provides that the operating partnership may, directly or indirectly, engage in (i) its operations as conducted immediately before our initial public offering, (ii) any other activity approved by the general partner but only to the extent that the general partner determines that, as of the date of the acquisition or commencement of the activity, the activity generates “qualifying income” as this term is defined in Section 7704 of the Internal Revenue Code of 1986, as amended, or (iii) any activity that enhances the operations of an activity that is described in clause (i) or (ii).

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, our partnership agreement.

Reimbursements of Our General Partner

Our general partner does not receive any compensation for its services as our general partner. It is, however, entitled to be reimbursed for all of its costs incurred in managing and operating our business. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions determined by our general partner in its sole discretion without the approval of the unitholders. It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units or other equity securities we issue may be entitled to share with the then-existing holders of our common units or other equity securities in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets. In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.

Upon issuance of additional partnership securities, the general partner will be required to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Moreover, the general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than the general partner and its affiliates, to the extent necessary to maintain its and its affiliates percentage interest, including its interest represented by common units, that existed immediately prior to each issuance. The holders of common units do not have preemptive rights to acquire additional common units or other partnership securities.

Amendments to Our Partnership Agreement

Amendments to our partnership agreement may be proposed only by our general partner, which consent may be given or withheld at its option. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2014 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2014, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders.

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by the general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner.

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding units, voting together as a single class, including units held by the general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal, the general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

In the event of removal of our general partner under circumstances where cause exists or withdrawal of the general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where the general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets and apply the proceeds of the liquidation as provided in “How We Make Cash Distributions—Distributions of Cash upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Transfer of General Partner Interests

Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

•	an affiliate of the general partner (other than an individual), or

•

another entity as part of the merger or consolidation of the general partner with or into another entity or the transfer by the general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in us to another person prior to June 30, 2014 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in Our General Partner and in Our General Partner’s General Partner

At any time, the partners of our general partner and the members of Holly Logistic Services, L.L.C., the general partner of our general partner, may sell or transfer all or part of their respective partnership or membership interests in our general partner or Holly Logistic Services, L.L.C. to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, or sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to June 30, 2014, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units excluding common units held by the general partner and its affiliates. On or after June 30, 2014, the incentive distribution rights will be freely transferable.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove HEP Logistics Holdings, L.P. as our general partner or otherwise change management. If any person or group other than the general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors.

The partnership agreement also provides that if the general partner is removed under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal, the general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Limited Call Right

If at any time the general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class, the general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by the general partner, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of: (1) the highest cash price paid by either of the general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which the general partner first mails notice of its election to purchase those partnership securities; and (2) the current market price as of the date three days before the date the notice is mailed.

As a result of the general partner’s right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material U.S. Federal Tax Consequences—Disposition of Common Units.”

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•	our general partner;

•	the general partner of our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or the general partner of our general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director, fiduciary or trustee of any entity described above;

•

any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner, the general partner of our general partner or any departing general partner; or

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of HEP Logistics Holdings, L.P. as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates, including HollyFrontier, on the one hand, and us and our limited partners, on the other hand. The directors and officers of the general partner of our general partner, Holly Logistic Services, L.L.C., have fiduciary duties to manage the general partner in a manner beneficial to its owners. At the same time, our general partner has a fiduciary duty to manage us in a manner beneficial to us and our unitholders.

Our partnership agreement contains provisions that modify and limit our general partner’s fiduciary duties to the unitholders. Our partnership agreement also restricts the remedies available to unitholders for actions taken that, without those limitations, might constitute breaches of fiduciary duty.

Our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our unitholders if the resolution of the conflict is:

•	approved by the conflicts committee, although our general partner is not obligated to seek such approval;

•	approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee of the board of directors of Holly Logistic Services, L.L.C., the general partner of our general partner. If our general partner does not seek approval from the conflicts committee and the board of directors of Holly Logistic Services, L.L.C. determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then the resolution or course of action taken by the general partner will be permitted and deemed approved by the unitholders and will not constitute a breach of its obligations under the partnership agreement or its duties to us or the unitholders. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. When our partnership agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of the partnership, unless the context otherwise requires.

Conflicts of interest could arise in the situations described below, among others.

Actions taken by our general partner may affect the amount of cash available for distribution to unitholders.

The amount of cash that is available for distribution to unitholders is affected by decisions of our general partner regarding such matters as:

•	amount and timing of asset purchases and sales;

•	cash expenditures;

•	borrowings;

•	issuance of additional units; and

•	the creation, reduction, or increase of reserves in any quarter.

For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common units, our partnership agreement permits us to borrow funds, which would enable us to make this distribution on all outstanding units.

Our partnership agreement provides that we and our subsidiaries may borrow funds from our general partner and its affiliates. Our general partner and its affiliates may not borrow funds from us, our operating partnership, or its operating subsidiaries, other than in connection with HollyFrontier’s centralized cash management program.

We do not have any officers or employees and rely solely on officers and employees of Holly Logistic Services, L.L.C. and its affiliates.

Affiliates of Holly Logistic Services, L.L.C. conduct businesses and activities of their own in which we have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition for the time and effort of the officers and employees who provide services to Holly Logistic Services, L.L.C. Most of the officers of Holly Logistic Services, L.L.C. are not required to work full time on our affairs. These officers are required to devote time to the affairs of HollyFrontier or its affiliates and are compensated by them for the services rendered to them.

We will reimburse the general partner and its affiliates for expenses.

We will reimburse the general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services to us. Our partnership agreement provides that the general partner will determine the expenses that are allocable to us in good faith.

Our general partner intends to limit its liability regarding our obligations.

Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets and not against the general partner or its assets or any affiliate of the general partner or its assets. Our partnership agreement provides that any action taken by our general partner to limit its or our liability is not a breach of the general partner’s fiduciary duties, even if we could have obtained terms that are more favorable without the limitation on liability.

Unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.

Any agreements between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

Contracts between us, on the one hand, and our general partner and its affiliates, on the other, will not be the result of arm’s-length negotiations.

Our partnership agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither our partnership agreement nor any of the other agreements, contracts, and arrangements between us and the general partner and its affiliates are or will be the result of arm’s-length negotiations. However, any of these transactions are to be on terms that are fair and reasonable to us.

Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of the general partner and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There is no obligation of our general partner and its affiliates to enter into any contracts of this kind.

Our units are subject to our general partner’s limited call right.

Our general partner may exercise its right to call and purchase our units as provided in the partnership agreement or assign this right to one of its affiliates or to us. Our general partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price.

We may not choose to retain separate counsel for ourselves or for unitholders.

The attorneys, independent accountants, and others who perform services for us have been retained by our general partner. Attorneys, independent accountants, and others who perform services for us are selected by our general partner or the conflicts committee and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the unitholders in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the unitholders, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

Our general partner’s affiliates may compete with us.

Our partnership agreement provides that our general partner will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us and certain services the employees of our general partner are currently providing to HollyFrontier and its affiliates. Except as provided in our partnership agreement and the omnibus agreement among us, HollyFrontier and our general partner, affiliates of our general partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

Fiduciary Duties

Our general partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our general partner are prescribed by law and the partnership agreement. The Delaware Revised Uniform Limited Partnership Act, which we refer to in this prospectus as the Delaware Act, provides that Delaware limited partnerships may, in their partnership agreements, restrict or eliminate the fiduciary duties owed by a general partner to limited partners and the partnership.

Our partnership agreement contains various provisions replacing the fiduciary duties that might otherwise be owed by our general partner. These modifications are detrimental to the unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below. The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally require that any action taken or transaction engaged in where a conflict of interest is present be entirely fair to the partnership.

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

Partnership agreement modified standards	Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which the general partner would otherwise be held.

Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our general partner’s general partner must be:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	“fair and reasonable” to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee and the board of directors of our general partner’s general partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then the resolution or course of action taken by the general partner will be permitted and deemed approved by the unitholders and will not constitute a breach of its obligations under the partnership agreement or its duties to us or the unitholders. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner, its general partner and its officers and directors will not be liable for monetary damages to us, our limited partners, or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud, willful misconduct or gross negligence.

In order to become one of our limited partners, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner or assignee to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

We must indemnify our general partner and the general partner of our general partner, Holly Logistic Services, L.L.C., and their officers, directors, and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by the general partner, Holly Logistic Services, L.L.C. or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence. We also must provide this indemnification for criminal proceedings unless our general partner, Holly Logistic Services, L.L.C. or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner and Holly Logistic Services, L.L.C. could be indemnified for their negligent acts if they met requirements set forth above. To the extent that these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective unitholders. To the extent this section discusses federal income taxes, that discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the U.S. federal income tax consequences to a prospective unitholder to vary substantially from those described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Holly Energy Partners, L.P. and our operating partnership.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that affect us or our unitholders. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), whose functional currencies are the U.S. dollar and who hold common units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships, entities treated as partnerships for federal income tax purposes, estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts, employee benefit plans, real estate investment trusts or mutual funds. Accordingly, because each unitholder may have unique circumstances beyond the scope of the discussion herein, we encourage each prospective unitholder to consult such unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences that are particular to that unitholder resulting from ownership or disposition of its common units.

We are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described in this section. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the Internal Revenue Service (the “IRS”) or courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our common units and the prices at which such common units trade. In addition, our costs of any contest with the IRS, principally legal, accounting and related fees, will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, our tax treatment, or the tax treatment of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions, which might be retroactively applied.

For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Common Unit Ownership—Treatment of Short Sales”); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and (3) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Common Unit Ownership—Section 754 Election” and “—Uniformity of Common Units”).

Taxation of the Partnership

We are treated as a partnership for federal income tax purposes and, therefore, generally will not be liable for federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if no cash distributions are made to the unitholder. Distributions by us to a unitholder generally will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed to a unitholder exceeds the unitholder’s adjusted tax basis in its common units.

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the transportation, storage, refining, processing and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of qualifying income. We estimate that less than 6% of our current gross income is not qualifying income; however, this estimate could change from time to time.

Based upon factual representations made by us and our general partner regarding the composition of our income and the other representations set forth below, Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership and our operating partnership will be disregarded as an entity separate from us for federal income tax purposes. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied include, without limitation:

(a)	Neither we, the general partner of the operating partnership nor the operating partnership has elected or will elect to be treated as a corporation for federal income tax purposes; and

(b)	For each taxable year, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code.

We believe that these representations are true and expect that these representations will be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then distributing that stock to our unitholders in liquidation of their units. This deemed contribution and liquidation generally will not result in the recognition of taxable income by our unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Accordingly, our taxation as a corporation would materially reduce our cash distributions to unitholders and thus would likely substantially reduce the value of our common units. In addition, any distribution made to a unitholder would be treated as (i) taxable dividend income to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s tax basis in our common units, and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Common Unit Ownership

Limited Partner Status

Unitholders who have become limited partners of Holly Energy Partners will be treated as partners of Holly Energy Partners for federal income tax purposes. Also:

(a)	assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

(b)	unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of Holly Energy Partners for federal income tax purposes. As there is no direct authority addressing assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

For a discussion related to the risks of losing partner status as a result of short sales, please read “—Treatment of Short Sales.” Holders of common units who are not treated as partners in us as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them.

The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Holly Energy Partners, L.P. for federal income tax purposes.

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections of Unitholder Taxes” with respect to payments we may be required to make on behalf of our unitholders, we do not pay any federal income tax. Rather, each unitholder will be required to report on its income tax return its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year without regard to whether we make cash distributions to such unitholder. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Common Units

A unitholder’s federal income tax basis in its common units initially will be the amount it paid for those common units plus its share of our nonrecourse liabilities at the time of purchase. That basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our nonrecourse liabilities, and (ii) decreased, but not below zero, by distributions to it, by its share of our losses, any decreases in its share of our nonrecourse liabilities and its share of our expenditures that are neither deductible in computing taxable income nor required to be capitalized.

Treatment of Distributions

Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder’s tax basis in its common units, in which case the unitholder will recognize gain taxable in the manner described below under “—Disposition of Common Units.”

Any reduction in a unitholder’s share of our “nonrecourse liabilities” (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease the unitholder’s share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities generally will be based upon that unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess liabilities allocated based on the unitholder’s share of our profits. Please read “—Disposition of Common Units.”

A non-pro rata distribution of money or property (including a deemed distribution described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for an allocable portion of the non-pro rata distribution. This latter deemed exchange generally will result in the unitholder’s realization of ordinary income in an amount equal to the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

The deduction by a unitholder of its share of our losses will be limited to the lesser of (i) the unitholder’s tax basis in its common units, and (ii) in the case of a unitholder who is an individual, estate, trust or corporation (if more than 50% of the corporation’s stock is owned directly or indirectly by or for five or fewer individuals or a specific type of tax exempt organization), the amount for which the unitholder is considered to be “at risk” with respect to our activities. In general, a unitholder will be at risk to the extent of its tax basis in its common units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the common units for repayment.

A unitholder subject to the basis and at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions as a result of a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of common units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used.

In addition to the basis and at risk limitations, passive activity loss limitations generally limit the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments (including our investments or a unitholder’s investments in other publicly traded partnerships), or a unitholder’s salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when the unitholder disposes of all of its common units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Such term generally does not include qualified dividend income or gains attributable to the disposition of property held for investment. A unitholder’s share of a publicly-traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder, we are authorized to pay those taxes and treat the payment as a distribution of cash to the relevant unitholder. Where the relevant unitholder’s identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of our units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and the unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner. However, specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and any time we issue additional common units (a “Book-Tax Disparity”). In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

An allocation of items of our income, gain, loss or deduction generally must have “substantial economic effect” as determined under Treasury Regulations. If an allocation does not have substantial economic effect, it will be reallocated to our unitholders on the basis of their interests in us, which will be determined by taking into account all the facts and circumstances, including

•	its relative contributions to us;

•	the interests of all the unitholders in profits and losses;

•	the interest of all the unitholders in cash flow; and

•	the rights of all the unitholders to distributions of capital upon liquidation.

Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will have substantial economic effect.

Treatment of Short Sales

A unitholder whose common units are loaned to a “short seller” to cover a short sale of common units may be treated as having disposed of those common units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those common units would not be reportable by the unitholder, and (ii) any cash distributions received by the unitholder as to those common units would be fully taxable, possibly as ordinary income.

Due to lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of our common units. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their common units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Alternative Minimum Tax

If a unitholder is subject to federal alternative minimum tax, such tax will apply to such unitholder’s distributive share of any items of our income, gain, loss or deduction. The current alternative minimum tax rate for non-corporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors with respect to the impact of an investment in our common units on their alternative minimum tax liability.

Tax Rates

Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 35% and 15%, respectively. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

A 3.8% Medicare tax on certain investment income earned by individuals, estates and trusts will apply for taxable years beginning after December 31, 2012. For these purposes, investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 in any other case. In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

We have made the election permitted by Section 754 of the Code that permits us to adjust the tax bases in our assets as to specific purchased common units under Section 743(b) of the Code to reflect the purchase price of such common units. The Section 743(b) adjustment separately applies to each unitholder who purchases common units from another unitholder based upon the values of our assets, which may be higher or lower than their bases at the time of the relevant purchase. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us. For purposes of this discussion, a unitholder’s basis in our assets will be considered to have two components: (i) its share of the tax basis in our assets as to all unitholders (“common basis”) and (ii) its Section 743(b) adjustment to that tax basis (which may be positive or negative).

Under the Treasury Regulations under Section 743 of the Code, a Section 743(b) adjustment attributable to property depreciable under Section 168 of the Code may be amortizable over the remaining cost recovery period for such property whereas a Section 743(b) adjustment attributable to properties subject to depreciation under Section 167 of the Code must be amortized straight-line or using the 150% declining balance method. As a result, if we owned any assets subject to depreciation under Section 167 of the Code, the amortization rates could give rise to differences in the taxation of unitholders purchasing common units from us and unitholders purchasing from other unitholders.

Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of common units even if that position is not consistent with these or any other Treasury Regulations. Please read “—Uniformity of Common Units.” Consistent with this authority, we intend to treat properties depreciable under Section 167 of the Code, if any, in the same manner as properties depreciable under Section 168 of the Code for this purpose. These positions are consistent with the methods employed by other publicly-traded partnerships but are inconsistent with the existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach.

The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of common units due to lack of controlling authority. Because a unitholder’s tax basis for its common units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of common units may be increased without the benefit of additional deductions.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of common units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our tangible assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. Please read “—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs we incur in offering and selling our common units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values and the initial tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders could change, and unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

A unitholder will be required to recognize gain or loss on a sale of common units equal to the difference between the unitholder’s amount realized and tax basis for the common units sold. A unitholder’s amount realized will equal the sum of the cash or the fair market value of other property it receives plus its share of our liabilities with respect to such common units. Because the amount realized includes a unitholder’s share of our liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a common unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of common units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, primarily depreciation recapture. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a common unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

The Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific common units sold for purposes of determining the holding period of common units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations under Section 1223 of the Code.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although there is no direct or indirect controlling authority on the issue, we intend to use our proration method because simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly-traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the safe harbor in the proposed regulations differs slightly from the proration method we have adopted, and the proposed regulations are not final and may change before being adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who disposes of common units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

A unitholder who sells or purchases any of its common units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction). A purchaser of common units who purchases common units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the transaction. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have terminated our partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For such purposes, multiple sales of the same common unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder’s taxable income for the year of termination.

A constructive termination occurring on a date other than December 31 will result in us filing two tax returns for one fiscal year and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure, the IRS may allow, among other things, a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Common Units

Because we cannot match transferors and transferees of common units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these common units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity could result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the common units. Please read “—Tax Consequences of Common Unit Ownership—Section 754 Election.”

If necessary to preserve the uniformity of our units, our partnership agreement permits our general partner to take positions in filing our tax returns even when contrary to a literal application of regulations like the one described above. These positions may include reducing for some unitholders the depreciation, amortization or loss deductions to which they would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to validity of such filing positions. A unitholder’s basis in common units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such common units. Please read “—Disposition of Common Units—Recognition of Gain or Loss” above and “—Tax Consequences of Common Unit Ownership—Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of common units. If such a challenge were sustained, the uniformity of common units might be affected, and, under some circumstances, the gain from the sale of common units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of common units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Prospective unitholders who are tax-exempt entities or non-U.S. persons should consult their tax advisor before investing in our common units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

Non-resident aliens and non-U.S. corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of their ownership of our common units. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a non-U.S. corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U. S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the non-U.S. corporation’s “U.S. net equity,” which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A non-U.S. unitholder who sells or otherwise disposes of a common unit will be subject to federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of “effectively connected income,” a non-U.S. unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a common unit if (i) it owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the 5-year period ending on the date of disposition. Currently, more than

50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their common units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to the requirements of the Code, the Treasury Regulations or administrative interpretations of the IRS.

Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible, and such a contention could negatively affect the value of our common units. The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of its own return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to its returns.

Partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes, and our partnership agreement designates our general partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate in that action.

A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(1)	the name, address and taxpayer identification number of the beneficial owner and the nominee;

(2)	a statement regarding whether the beneficial owner is:

(a)	a non-U.S. person;

(b)	a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

(c)	a tax-exempt entity;

(3)	the amount and description of common units held, acquired or transferred for the beneficial owner; and

(4)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(1)	for which there is, or was, “substantial authority;” or

(2)	as to which there is a reasonable basis and the relevant facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (i) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (iii) the net Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement. We do not anticipate making any valuation misstatements.

In addition, the 20% accuracy-related penalty applies to any portion of an underpayment of tax that is attributable to transactions lacking “economic substance.” To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly our unitholders and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations and trusts in excess of $2 million in any single tax year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly our unitholders’ tax returns) would be audited by the IRS. Please read “—Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, our unitholders may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at ““—Accuracy-Related Penalties;”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, a unitholder will likely be subject to other taxes, including state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which a unitholder is a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on its investment in us. We currently own property or do business in New Mexico, Arizona, Oklahoma, Colorado, Wyoming, Washington, Texas, Utah and Idaho. Each of these states, other than Texas, Washington and Wyoming, currently imposes a personal income tax on individuals. Most of these states also impose an income tax on corporations and other entities. We may also own property or do business in other states or foreign jurisdictions in the future. Unitholders may not be required to file a return and pay taxes in some states because their income from that state falls below the filing and payment requirement. Unitholders will be required, however, to file state income tax returns and to pay state income taxes in many of the states in which we do business or own property, and unitholders may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Common Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent state, localities and other jurisdictions, of its investment in us. Accordingly, each prospective unitholder is urged to consult with, and depend upon, his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local, foreign as well as United States federal tax returns that may be required of the unitholder. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Preferred Units or Debt Securities

A description of the material federal income tax consequences of the acquisition, ownership and disposition of preferred units or debt securities will be set forth in the prospectus supplement relating to the offering of any preferred units or debt securities, as applicable.

PLAN OF DISTRIBUTION

We or the selling unitholders may sell the common units, preferred units and debt securities offered pursuant to this prospectus and any accompanying prospectus supplement directly, through agents or to or through underwriters, brokers or dealers. We may distribute the common units, preferred units or debt securities offered pursuant to this prospectus and any accompanying prospectus supplement from time to time in one or more transactions at: a fixed price; market prices prevailing at the time of sale; prices related to prevailing market prices; at varying prices determined at the time of sale; or negotiated prices. The selling unitholders may act independently of us in making decisions with respect to the timing, manner and size of each of its sales. The selling unitholders may make sales of our common units on the NYSE or otherwise at prices and under terms prevailing at the time of sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we or the selling unitholders utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, the selling unitholders, will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We or the selling unitholders may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters or their affiliates may also be our or our affiliates’ customers or may engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

If we or the selling unitholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling unitholders, as applicable, will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We or the selling unitholders may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

Common units, preferred units and debt securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

We or the selling unitholders may offer the common units covered by this prospectus into an existing trading market on terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

Because the Financial Industry Regulatory Authority (“FINRA”) views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules.

Unless otherwise specified in a prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common units which are currently listed on the New York Stock Exchange under the symbol “HEP.” We may elect to list any series of debt securities or preferred units on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

SELLING UNITHOLDERS

In addition to covering our offering of securities, this prospectus covers the offering for resale, from time to time, in one or more offerings, of up to 11,097,615 common units owned by the selling unitholders. These common units were obtained by the selling unitholders as partial consideration for their contribution of certain assets to us. In particular,

(i)	HollyFrontier obtained 70,000 common units on July 8, 2005 as partial consideration for our acquisition of certain of HollyFrontier’s intermediate feedstock pipelines and related assets;

(ii)	Holly Logistics Limited LLC obtained 7,000,000 common units on December 17, 2010 from HEP Logistics Holdings, L.P., which had obtained such common units on August 18, 2009 upon conversion of 7,000,000 subordinated units obtained on July 13, 2004 as partial consideration for HollyFrontier’s contribution of certain assets to us in connection with our initial public offering;

(iii)	Navajo Pipeline Co., L.P. obtained 127,440 common units on February 29, 2008 as partial consideration for our acquisition of certain of its pipeline and tankage assets pursuant to the Purchase and Sale Agreement, dated February 25, 2008 (the “2008 PSA”);

(iv)	Holly Refining & Marketing Company—Woods Cross LLC obtained 30,213 common units on May 31, 2011 as a result of a merger between it and Woods Cross Refining Company, L.L.C., which had obtained 30,213 common units on February 29, 2008 as partial consideration for our acquisition of certain of its pipeline and tankage assets pursuant to the 2008 PSA;

(v)	Navajo Refining Company, L.L.C. obtained 59,844 common units on February 29, 2008 as partial consideration for our acquisition of certain of its pipeline and tankage assets pursuant to the 2008 PSA;

(vi)	HollyFrontier obtained 2,503 common units for cash in connection with the transactions pursuant to the 2008 PSA; and

(vii)	Holly Logistics Limited LLC obtained 3,807,615 common units on November 9, 2011 from Frontier Refining LLC and Frontier El Dorado Refining, LLC, which had obtained such common units as partial consideration for our acquisition of certain of their pipeline and tankage assets pursuant to the LLC Interest Purchase Agreement, dated November 1, 2011.

In addition to holding common units, HollyFrontier also owns our 2% general partner interest. See “Who We Are” for additional information regarding our relationship with the selling unitholders. As used in this prospectus, “selling unitholders” includes HollyFrontier, Holly Logistics Limited LLC, Navajo Pipeline Co., L.P., Holly Refining & Marketing Company—Woods Cross LLC and Navajo Refining Company, L.L.C. and any of their donees, pledgees, transferees or other successors-in-interest who sell units received after the date of this prospectus from them as a gift, pledge, partnership distribution or other non-sale related transfer.

The selling unitholders may sell all, some or none of the common units covered by this prospectus. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the common units offered by this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the units will be borne by the selling unitholders.

None of the selling unitholders is a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

The following table sets forth information relating to the selling unitholders as of November 9, 2011, based on information supplied to us by the selling unitholders on or prior to that date. We have not sought to verify such information. Information concerning the selling unitholders may change over time, including by addition of additional selling unitholders, and if necessary, we will supplement this prospectus accordingly. The selling unitholders may at any time hold or acquire common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholders may have sold, transferred or otherwise disposed of some or all of their common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Because the selling unitholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling unitholders will hold upon consummation of any such sales. Assuming the sale of all common units registered hereby, however, the selling unitholders will hold no common units upon completion of such sale.

Selling Unitholder	Number and Percentage of Outstanding Common Units Beneficially Owned Prior to Completion of Offering(1)
HollyFrontier Corporation(2)	72,503	*
Holly Logistics Limited LLC(2)(3)	10,807,615	41.8%
Navajo Pipeline Co., L.P.(3)	127,440	*
Holly Refining & Marketing Company—Woods Cross LLC(3)	30,213	*
Navajo Refining Company, L.L.C.(3)	59,844	*

*	Less than 1%.
(1)	Percentage is based on 25,886,124 common units outstanding on November 9, 2011.
(2)	Any determination regarding the disposition of common units by the selling unitholders pursuant to this prospectus will be made by the board of directors of HollyFrontier. As of the date of this prospectus, the following are the directors of HollyFrontier: Matthew P. Clifton, Douglas Y. Bech, Michael C. Jennings, Buford P. Berry, Leldon Echols, R. Kevin Hardage, Robert J. Kostelnik, James H. Lee, Paul B. Loyd, Jr., Franklin Myers, Michael E. Rose, Tommy A. Valenta, Robert G. McKenzie and Jack P. Reid.
(3)	Holly Logistics Limited LLC, Navajo Pipeline Co., L.P., Holly Refining & Marketing Company—Woods Cross LLC and Navajo Refining Company L.L.C. are indirect wholly-owned subsidiaries of HollyFrontier. HollyFrontier may, therefore, be deemed to beneficially own the common units held of record by such entities.

Any prospectus supplement reflecting a sale of common units hereunder will set forth, with respect to any selling unitholder:

•	the name of the selling unitholder;

•	the nature of any material relationships that the selling unitholder has had within the prior three years with us or any of our affiliates;

•	the number of common units owned by the selling unitholder prior to the offering;

•	the amount of common units to be offered for the selling unitholder’s account; and

•	the amount and (if one percent or more) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time any selling unitholder offers or sells common units. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Dallas, Texas, as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Holly Energy Partners, L.P. appearing in Holly Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Holly Energy Partners, L.P.’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst &Young LLP pertaining to such financial statements and the effectiveness of Holly Energy Partners, L.P.’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission (the “Commission”) registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee		$299,345.39
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Fees and expenses of Trustee		*
Miscellaneous		*

Total	$	*

*	These fees cannot be estimated at this time because they will depend on the types and amounts of securities offered.

Item 15.	Indemnification of Directors and Officers

Holly Energy Partners, L.P.

Holly Energy Partners, L.P. (“Holly Energy Partners”) is a Delaware limited partnership. Under Holly Energy Partners’ partnership agreement, in most circumstances, Holly Energy Partners will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	Holly Energy Partners’ general partner;

•	the general partner of Holly Energy Partners’ general partner;

•	any departing general partner;

•	any person who is or was an affiliate of Holly Energy Partners’ general partner or the general partner of Holly Energy Partners’ general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director, fiduciary or trustee of any entity described above;

•

any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of Holly Energy Partners’ general partner, the general partner of Holly Energy Partners’ general partner or any departing general partner; or

•	any person designated by Holly Energy Partners’ general partner.

Any indemnification under these provisions will only be out of Holly Energy Partners’ assets. Unless it otherwise agrees in its sole discretion, Holly Energy Partners’ general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. Holly Energy Partners may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether Holly Energy Partners would have the power to indemnify the person against liabilities under the partnership agreement. In the view of the Commission, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

The underwriting agreements that Holly Energy Partners may enter into with respect to the offer and sale of securities covered by this registration statement will contain certain provisions for the indemnification of directors and officers and the underwriters or sales agents, as applicable, against civil liabilities under the Securities Act of 1933 (the “Securities Act”).

Holly Energy Finance Corp.

Holly Energy Finance Corp. (“Holly Energy Finance”) is incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

In a suit brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Holly Energy Finance’s certificate of incorporation provides that Holly Energy Finance must indemnify each director and officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was one of Holly Energy Finance’s directors or officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL (“Section 102(b)”) authorizes corporations to limit or to eliminate the personal liability of directors to corporations or their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b) does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Holly Energy Finance’s certificate of incorporation limits the liability of its directors to it or its stockholders to the fullest extent permitted by Section 102(b). Specifically, Holly Energy Finance’s directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Holly Energy Finance or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the SEC, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

Item 16.	Exhibits and Financial Statement Schedules

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

Item 17.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HOLLY ENERGY FINANCE CORP.

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Director, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Director, Chief Executive Officer and President of Holly Energy Finance Corp. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Director, Executive Vice President and Chief Financial Officer of Holly Energy Finance Corp. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Energy Finance Corp. (Principal Accounting Officer)

/s/ Denise C. McWatters Denise C. McWatters	Director of Holly Energy Finance Corp.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HEP LOGISTICS GP, L.L.C.

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HOLLY ENERGY PARTNERS — OPERATING, L.P.

By:	HEP Logistics GP, L.L.C., its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement o be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HEP PIPELINE GP, L.L.C.
HEP REFINING GP, L.L.C
HEP MOUNTAIN HOME, L.L.C.
HEP PIPELINE, L.L.C.
HEP REFINING, L.L.C.
HEP WOODS CROSS, L.L.C.
HEP SLC, LLC
HEP TULSA LLC
LOVINGTON-ARTESIA, L.L.C.
ROADRUNNER PIPELINE, L.L.C.
CHEYENNE LOGISTICS LLC
EL DORADO LOGISTICS LLC

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C., its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

BY:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HEP NAVAJO SOUTHERN, L.P.
HEP PIPELINE ASSETS, LIMITED PARTNERSHIP
HEP FIN-TEX/TRUST-RIVER, L.P.

By:	HEP Pipeline GP, L.L.C., its general partner

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C, its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HEP REFINING ASSETS, L.P.

By:	HEP Refining GP, L.L.C., its general partner

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C, its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HOLLY ENERGY STORAGE — LOVINGTON LLC

By:	HEP Refining, L.L.C., its sole member

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C, its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2011.

HOLLY ENERGY STORAGE — TULSA LLC

By:	HEP Tulsa LLC, its sole member

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C, its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
Name:	Matthew P. Clifton
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew P. Clifton, Douglas S. Aron and Scott C. Surplus, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for any offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 2, 2011.

Signature	Title

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board, Chief Executive Officer and President of Holly Logistic Services, L.L.C. (Principal Executive Officer)

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)

/s/ Charles M. Darling, IV Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.

/s/ William J. Gray William J. Gray	Director of Holly Logistic Services, L.L.C.

/s/ Michael C. Jennings Michael C. Jennings	Director of Holly Logistic Services, L.L.C.

/s/ Jerry W. Pinkerton Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.

/s/ William P. Stengel William P. Stengel	Director of Holly Logistic Services, L.L.C.

/s/ P. Dean Ridenour P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1 **	Form of Underwriting Agreement.

4.1 *	Form of Senior Indenture.

4.2 *	Form of Subordinated Indenture.

4.3	First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2004).

4.4	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated February 28, 2005 (incorporated by reference to Exhibit 3.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.5	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated July 6, 2005 (incorporated by reference to Exhibit 3.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on July 12, 2005).

4.6	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated April 11, 2008 (incorporated by reference to Exhibit 4.1 of the
Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on April 15, 2008).

4.7	Form of certificate representing common units of Holly Energy Partners, L.P. (incorporated by reference to Exhibit A to Exhibit 3.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2004).

4.8	Indenture, dated as of February 28, 2005, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Guarantors and the Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.9	First Supplemental Indenture, dated March 10, 2005, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Guarantors and the Trustee (incorporated by reference to Exhibit 4.5 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended March 31, 2005).

4.10	Second Supplemental Indenture, dated April 27, 2005, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Guarantors and the Trustee (incorporated by reference to Exhibit 4.6 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended March 31, 2005).

4.11	Third Supplemental Indenture, dated as of June 11, 2009, among Lovington-Artesia, L.L.C., Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2009).

4.12	Fourth Supplemental Indenture, dated as of June 29, 2009, among HEP SLC, LLC, Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2009).

4.13	Fifth Supplemental Indenture, dated as of July 13, 2009, among HEP Tulsa LLC, Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2009).

Exhibit Number	Description of Exhibit

4.14	Sixth Supplemental Indenture, dated as of December 15, 2009, among Roadrunner Pipeline, L.L.C., Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 of the Annual Report on Form 10-K of Holly Energy Partners, L.P. for the year ended December 31, 2009).

4.15	Seventh Supplemental Indenture, dated as of April 14, 2010, among Holly Energy Storage — Tulsa LLC, Holly Energy Storage — Lovington LLC, Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2010).

4.16	Eighth Supplemental Indenture, dated as of June 4, 2010, among HEP Operations LLC, Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2010).

4.17	Form of 6 1/4% Senior Note due 2015 (included as Exhibit A to Indenture filed as Exhibit 4.8 hereto) (incorporated by reference to Exhibit 4.2 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.18	Form of Notation of Guarantee (included as Exhibit E to Indenture filed as Exhibit 4.8 hereto) (incorporated by reference to Exhibit 4.3 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.19	Indenture, dated March 10, 2010, among Holly Energy Partners, L.P., Holly Energy Finance Corp. and each of the guarantors party thereto and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 11, 2010).

4.20	First Supplemental Indenture, dated as of April 14, 2010, among Holly Energy Storage — Tulsa LLC, Holly Energy Storage — Lovington LLC, Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2010).

4.21	Second Supplemental Indenture, dated as of June 4, 2010, among HEP Operations LLC, Holly Energy Partners, L.P., Holly Energy Finance Corp., the other Guarantors, and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2010).

4.22 **	Form of Certificate Representing Preferred Units of Holly Energy Partners, L.P.

4.23 **	Form of Senior Debt Securities.

4.24 **	Form of Subordinated Debt Securities.

5.1 *	Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

8.1 *	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended September 30, 2011).

23.1 *	Consent of Ernst & Young LLP.

23.2 *	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).

Exhibit Number	Description of Exhibit

24.1 *	Power of Attorney (contained on the signature pages).

25.1 ***	Form T-1 Statement of Eligibility respecting the Senior Indenture.

25.2 ***	Form T-1 Statement of Eligibility respecting the Subordinated Indenture.

*	Filed herewith.
**	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.